SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

SPYR, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 33-20111	75-2636283 (I.R.S. Employer Identification Number)

(Address of Principal Executive Offices and Zip Code)

4643 South Ulster Street, Suite 1510

Regency Plaza

Denver Colorado 80237

(303) 991-8000

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8 - Other Events

Item 8.01 Other Events.

Our investors and others should note that we currently announce material information to our investors using the Company’s SEC filings available on Edgar, and our press releases. Additionally, we now use social media channels to announce information about the company, games, employees and other matters. Given the recent SEC guidance regarding the use of social media channels to announce material information to investors, we are notifying investors, the media, our players and others interested in the company that in the future, we might choose to communicate material information via social media channels, and it is possible that the information we post on social media channels could be deemed to be material information. Therefore, in light of the SEC’s guidance, we encourage investors, the media, our players and others interested in our company to review the information we post on the U.S. social media channels listed below.

SPYR Twitter Feed (https://twitter.com/spyrinc)

SPYR, Inc. Web Site (http://spyr.com)

If we update the list of social media channels we will use to communicate material information about the Company, we will file an amendment to this Form 8-K, and an updated notice will be posted on the Investor Relations page of the company’s website at http://www.spyr.com, as well as on the Company’s SEC filings and future press releases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPYR, INC. (Registrant)

Date June 23, 2016

By:/s/ James R. Thompson

Chief Executive Officer

President

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